FIRST AMENDMENT
                                       TO
                          GENERAL AGENT SALES AGREEMENT

         FIRST AMENDMENT TO DISTRIBUTION AGREEMENT, dated as of June 6, 2005, by and between MONY LIFE INSURANCE COMPANY ("MONY Life"), a New York life insurance company ("MONY") and AXA DISTRIBUTORS, LLC ("ADL") and the subsidiaries thereof executing this Agreement (collectively with ADL, the "Distributor").

         MONY Life and Distributor modify and amend the Distribution Agreement dated as of April 1, 2005 between them (the "Sales Agreement") from and after the date hereof to add MONY annuity products and additional MONY life insurance products to the schedule of insurance products is authorized to distribute thereunder by deleting Exhibit A in its entirety and substituting in its place the schedules attached hereto as Exhibit A, Schedule 1; Exhibit A, Schedule 2 and Exhibit A, Schedule 3.

         Except as modified and amended hereby, the Sales Agreement is in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Distribution Agreement to be duly executed and delivered as of the day and year first above written.

  MONY LIFE INSURANCE COMPANY                  AXA DISTRIBUTORS, LLC
                                               AXA DISTRIBUTORS INSURANCE AGENCY
  By:  _________________________                       OF ALABAMA, LLC
         Stanley B. Tulin                      AXA DISTRIBUTORS INSURANCE
         Vice Chairman and                              AGENCY, LLC.
         Chief Financial Officer               AXA DISTRIBUTORS INSURANCE AGENCY
                                                       OF MASSACHUSETTS, LLC.
                                               AXA DISTRIBUTORS INSURANCE AGENCY
                                                       OF TEXAS, INC.

                                               By:  ___________________________
                                                     Bryan Tutor
                                                     Senior Vice President

                                    EXHIBIT A

                                   Schedule 1

        Compensation for Sales and Servicing of Life Insurance Products

This Schedule 1 of Exhibit A is attached to and made part of the Wholesale Distribution Agreement dated April 1, 2005 by and between MONY Life Insurance Company and AXA Distributors, LLC et al.

Compensation to Distributor in connection with the sale and servicing of the MONY Life insurance products listed below will be calculated on a policy by policy basis. Compensation paid hereunder will be allocated to commissions and expense allowances as the parties may from time to time agree consistent with the provisions of Section 4228 of the New York State Insurance Law. Total compensation to Distributor in respect of the sale and servicing of each product will be a percentage of the premiums received by MONY Life in respect of such product as more particularly set forth in the following table:

---------------------------------  --------------- ------------- -------------- -------------- -------------- -------------
                                     First Year
                                      Premiums      First Year                                    Renewal         Asset
                                     Scheduled       Premiums      Renewal        Renewal        Premiums         Based
                                      or up to         over        Premiums       Premiums         Years          Compen-
            Product                    Target         Target        Year 2         Year 3          4-10           sation
---------------------------------  --------------- ------------- -------------- -------------- -------------- -------------
10 Year Level Term Life                99.0%           N/A           8.5%           2.5%           2.5%           0.0%
---------------------------------- --------------- ------------- -------------- -------------- -------------- -------------
15 Year Level Term Life                99.0%           N/A           18.5%          2.5%           2.5%           0.0%
---------------------------------- --------------- ------------- -------------- -------------- -------------- -------------
20 Year Level Term Life                99.0%           N/A           18.5%          2.5%           2.5%           0.0%
---------------------------------- --------------- ------------- -------------- -------------- -------------- -------------
30 Year Level Term Life                99.0%           N/A           18.5%          2.5%           2.5%           0.0%
---------------------------------- --------------- ------------- -------------- -------------- -------------- -------------
Other Term Life Insurance              99.0%           N/A           18.5%          2.5%           2.5%           0.0%
     Products
---------------------------------- --------------- ------------- -------------- -------------- -------------- -------------
Interest Sensitive Whole               99.0%           3.5%          15.0%          15.0%          3.5%           0.0%
     Life
---------------------------------- --------------- ------------- -------------- -------------- -------------- -------------
Variable Universal Life                99.0%           4.0%          15.0%          15.0%          3.5%           0.0%
---------------------------------- --------------- ------------- -------------- -------------- -------------- -------------
Group UL (MCB 1 &3)                    99.0%           4.0%          4.0%           4.0%           4.0%           0.0%
---------------------------------- --------------- ------------- -------------- -------------- -------------- -------------
Private Placement Single                0.0%           0.0%          0.0%           0.0%           0.0%          0.30%
     Premium VUL
---------------------------------- --------------- ------------- -------------- -------------- -------------- -------------
Other Permanent Life                   99.0%           4.0%          5.0%           5.0%           5.0%           0.0%
     Products
---------------------------------- --------------- ------------- -------------- -------------- -------------- -------------


                                    EXHIBIT A

                                   Schedule 2

            Compensation for Sales and Servicing of Annuity Products

This Schedule 2 of Exhibit A is attached to and made part of the Wholesale Distribution Agreement dated April 1, 2005 by and between MONY Life Insurance Company and AXA Distributors, LLC et al.

Compensation to Distributor in connection with the sale and servicing of the MONY Life insurance products listed below will be calculated on a policy by policy basis. Compensation paid hereunder will be allocated to commissions and expense allowances as the parties may from time to time agree consistent with the provisions of Section 4228 of the New York State Insurance Law. Total compensation to Distributor in respect of the sale and servicing of each product will be a percentage of the premiums received by MONY Life in respect of such product as more particularly set forth in the following table:

     Commissions on Non-Variable Annuities:

                    Type of Consideration                 Percentage
                    ---------------------                 ----------

                       First Contract Year                   8.5%
                       Renewal Years                         8.5%


     Commissions on Variable Annuities:

                    Type of Consideration                   Percentage
                    ---------------------                   ----------

                       First Contract Year                     6.5%
                       Renewal Years                           6.5%

                    Fund Based Trails                     25 basis points
                    ------------------            beginning in 2nd contract year

                                    EXHIBIT A

                                   Schedule 3

           Compensation for Sales and Servicing of Disability Products

This Schedule 3 of Exhibit A is attached to and made part of the Wholesale Distribution Agreement dated April 1, 2005 by and between MONY Life Insurance Company and AXA Distributors, LLC et al.

Compensation to the General Agent in connection with the sale and servicing of all disability insurance policies will be calculated on a contract by contract and policy by policy basis. Total compensation to the General Agent in respect of the sale and servicing of each health insurance contract or policy will be a percentage of the premiums received by MONY Life as more particularly set forth in the following table:

         Type of Contract or Policy                               Percentage
         --------------------------                               ----------

         Disability Income Policies
                  First Year Premiums                               20.0%
                  Renewal Year Premiums                              6.0%



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